UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2015

AS SEEN ON TV, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53539	80-0149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15505 Long Vista Drive, Suite 250

Austin, Texas 78728

(Address of principal executive offices) (Zip Code)

14044 Icot Blvd., Clearwater, Florida 33760

(Former name or former address, if changed since last report)

(512) 225-9844

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant

On September 10, 2015, the Company, upon approval of the Board of Directors, engaged Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm and dismissed EisnerAmper LLP (“Eisner”) as of the same date. Eisner did not resign or decline to stand for re-election.

Eisner’s report on the financial statements of the Company as of and for the years ended March 31, 2013 and 2014 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles, except to include an explanatory paragraph related to the uncertainty of the Company’s ability to continue as going concern.

During the Company’s  fiscal years ended March 31, 2013 and 2014, and the subsequent interim period through September 10, 2015, there were (i) no disagreements between the Company and Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eisner, would have caused it to make reference to the subject matter of the disagreement in connection with their reports on the Company’s financial statements for such years or periods for which services were performed; and (ii) there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Eisner with a copy of this report and requested that Eisner furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of the letter provided by Eisner is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s two most recent fiscal years ended March 31, 2013 and 2014 and the subsequent interim period through September 10, 2015, the Company did not consult with Marcum with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter of EisnerAmper LLP

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AS SEEN ON TV, INC. By:/s/ Shad Stastney Shad Stastney Chief Executive Officer

Date: September 16, 2015

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